EXHIBIT 10.2

Summary Plan Description for:

The Dow Chemical Company
Company-Paid Life Insurance Plan
Employee-Paid Life Insurance Plan
Dependent Life Insurance Plan

(Applicable to Active Salaried Employees and Active Hourly Employees Whose Collective Bargaining Unit has Agreed to this Plan)

Amended and Restated:  December 23, 2010
Effective January 1, 2011 and thereafter until superseded

This Summary Plan Description (SPD) is updated annually
on the Dow Intranet and supersedes all prior SPD’s.

Copies of this SPD can be found on the Dow Intranet at My HR Connection or by requesting a copy from the Human Resources (HR) Service Center, Employee Development Center, Midland, MI 48674, telephone 1-877-623-8079 or 1-989-638-8757.  Summaries of modifications may also be published from time to time in Dow’s Newsline publication or by separate letter.

Overview

This booklet is the Summary Plan Description (SPD) for The Dow Chemical Company Group Life Insurance Program’s Company-Paid Life Insurance Plan (“Company-Paid Life Insurance Plan”).  It is also the SPD for The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program’s Employee-Paid Life Insurance Plan (“Employee-Paid Life Insurance Plan”) and Dependent Life Insurance Plan (“Dependent Life Insurance Plan”).  These plans are collectively referred to in this SPD as “Plans”.  Individually, each plan may be referred to as “Plan”, in its respective Chapter of this SPD.  References to “Dow” refer collectively to The Dow Chemical Company and its subsidiaries and affiliates authorized to participate in the Plans.  The Dow Chemical Company Group Life Insurance Program and The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program are collectively referred to as the “Programs”.

Chapter One applies to the Company-Paid Life Insurance Plan.  The Company-Paid Life Insurance Plan is part of The Dow Chemical Company Group Life Insurance Program (ERISA Plan #507).  It provides group term life insurance coverage underwritten by Metropolitan Life Insurance Company (“MetLife”).  The premium is paid by Dow.  It provides automatic coverage for eligible Employees.

Chapter Two applies to the Employee-Paid Life Insurance Plan.  It is part of The Dow Chemical Company Employee-Paid Life Insurance and Dependent Life Insurance Program (ERISA Plan #515).  It provides group term life insurance coverage underwritten by MetLife.  You must enroll and pay the premiums for this coverage to receive it.

Chapter Three applies to the Dependent Life Insurance Plan.  It is part of The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program (ERISA Plan #515).  It provides group term life insurance coverage underwritten by MetLife.  You must enroll and pay the premiums for this coverage to receive it.

Words that are capitalized are either defined in this SPD or the applicable Plan Document. The applicable Plan Document for the Company-Paid Life Insurance Plan is The Dow Chemical Company Group Life Insurance Program Plan Document.  The applicable Plan Document for the Employee-Paid Life Insurance and Dependent Life Insurance Plans is The Dow Chemical Company Employee-Paid Life Insurance and Dependent Life Insurance Program Plan Document.  The Plan Documents are available by requesting from the applicable Plan Administrator listed in the ERISA Information section of this SPD.  In case of conflict between this SPD and the applicable Plan Document, the Plan Document will govern.

References to “Participating Employer” refer to The Dow Chemical Company or any other corporation or business entity The Dow Chemical Company authorizes to participate in the Plans with respect to its Employees.  The terms “Dow” and “Participating Employers” have the same meaning, and may be used interchangeably in this SPD.   The term “Employee” means a person who:

a.
is employed by a Participating Employer to perform personal services in an employer-employee relationship which is subject to taxation under the Federal Insurance Contribution Act or similar federal statute; and

b.	receives payment for services performed for the Participating Employer directly from the Company’s U.S. Payroll Department, or another Participating Employer’s U.S. Payroll Department; and
c.
is either a Salaried individual who is classified by the Participating Employer as having “regular full-time status” or “less-than-full-time status”, or a Bargained-for individual who is classified by the Participating Employer as having “regular full-time active status”, and

d.	if Localized, is Localized in the U.S., and
e.	if on an international assignment, is either a U.S. citizen or Localized in the U.S.

The definition of “Employee” does not include an individual who performs services for the benefit of a Participating Employer if his compensation is paid by an entity or source other than the Company’s U.S. Payroll Department or another Participating Employer’s U.S. payroll Department.  Further, the definition of “Employee” does not include any individual who is characterized by the Participating Employer as an independent contractor, contingent worker, consultant, contractor, or similar term.  These individuals are not “Employees” (with a capital “E”) for purposes of the Plan even if such an individual is determined by a court or regulatory agency to be a “common law employee” of a Participating Employer.

The Company reserves the right to amend, modify and terminate the Plans at any time at its sole discretion.

Chapter One
Company-Paid Life Insurance
Plan Description

Except for Michigan Operations Hourly Employees who were not Actively at Work on January 1, 2008, the Company-Paid Life Insurance Plan provides coverage of one times (1X) your base annual salary rounded up to the next $1,000 for Salaried Employees and Hourly Employees whose collective bargaining unit has agreed to this plan.  Michigan Operations Hourly Employees who were not Actively at Work on January 1, 2008 but continue to be on the payroll (for example due to a paid medical leave of absence) and were covered at 1/2X prior to January 1, 2008, may continue 1/2X coverage as long as they continue to be on the payroll.  If they return to work, their coverage will increase to 1X when they are Actively at Work.   MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.
As of January 1, 2005, the following plans have been merged into the Company-Paid Life Insurance Plan: The Dow Chemical Company Group Life Insurance Program’s Michigan Hourly Company-Paid Life Insurance Plan; The Dow Chemical Company Group Life Insurance Program’s Hampshire Hourly Company-Paid Life Insurance Plan; and The Dow Chemical Company Group Life Insurance Program’s ANGUS Hourly Company-Paid Life Insurance Plan.  Such plans no longer exist as separate plans, but are now a part of The Dow Chemical Company Group Life Insurance Program’s Company-Paid Life Insurance Plan.
The Company-Paid Life Insurance Plan is referred to in Chapter One as the “Plan”.

Eligibility

Salaried Employees

Salaried Employees of a Participating Employer with regular, active, Full-Time or Less-Than-Full-Time status are eligible and are automatically covered under this Plan1, except as follows:

1.
Employees enrolled in the Key Employee Insurance Program (“KEIP”) are not eligible for active Employee or Retiree Company-Paid Life Insurance coverage, except that on the later of “program completion date” or “retirement” (as those terms are defined in KEIP), if the Employee would otherwise have been eligible for coverage under the Company-Paid Life Insurance Plan, the Employee may resume eligibility for the Plan; and

2.
Employees who were enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan (“Dow Split Dollar”) on September 30, 2002, who have not waived their rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement, are not eligible for coverage under the Company-Paid Life Insurance Plan.

Hourly Employees

Eligibility of Hourly Employees depends on whether the applicable collective bargaining unit and the Participating Employer have agreed to this Plan.   With respect to a collective bargaining agreement that specifically addresses which Employees are eligible or not eligible for this Plan, the terms of such collective bargaining agreement shall govern.   If the terms of the collective bargaining agreement specify that Hourly Employees shall be provided this Plan, but does not specifically address the category of Employees that are eligible or not eligible, then the Plan will provide eligibility to regular, active Employees with Full Time status who are members of the collective bargaining unit.

1 If you were enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company, you are eligible until you no longer have active Employee status, or until you elect to waive coverage.  In addition, if you were enrolled in the Union Carbide Corporation Executive Life Insurance Plan (“UCC Executive Life”) on October 31, 2002, and had active Employee status on the date that your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated, you are eligible until you no longer have active Employee status, or until you elect to waive coverage.   Once coverage is waived, you will not be allowed to re-enroll in the future.  In the BenefitConnect benefits enrollment system, the coverage described in this footnote is referred to as “Executive Life Insurance” or “Exec Life”.

Employees on a Leave of Absence

Eligibility for benefits under the Plan may continue during certain leaves of absences approved by the Participating Employer such as under the Company’s Family Leave Policy or Medical Leave Policy.   The benefits under the Plan shall be administered consistent with the terms of such approved leaves of absences.

Disabled Employees
If you are being paid a benefit from The Dow Chemical Company Long Term Disability Income Protection Plan (“LTD”), The Dow Chemical Company Michigan Hourly Contract Disability Plan, The Dow Chemical Company Texas Operations Total and Permanent Disability Plan, or the Dow AgroSciences Long Term Disability Insurance Plan you may be eligible under the Plan. See the Special Coverage for Certain Disabled Persons section of this SPD.
If you are a Rohm and Haas Company Employee2 who has been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program, you are eligible for life insurance coverage until you are no longer eligible to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program.  See the Special Coverage for Certain Disabled Persons section of this SPD.
If you have been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Long Term Disability Program, or if you have been approved for Disability Retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan, you are eligible for life insurance coverage until you are no longer eligible to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Long Term Disability Program, or until you no longer qualify for Disability Retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan.  See the Special Coverage for Certain Disabled Persons section of this SPD.

Eligibility Determinations
The Initial Claims Reviewer determines eligibility.  The Initial Claims Reviewer is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact.  If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan, or have been told that you are not, see the Claims Procedures Appendix of this SPD.

Enrollment

Completing an enrollment form is necessary only to name your beneficiary.  You may waive coverage.  If you want to waive coverage, you must provide written notification to the U.S. Benefits Center.  If you waive coverage, you waive coverage permanently.  You may not re-enroll in this Plan at any time in the future.

Employee Contribution

Dow provides Company-Paid Life Insurance at no cost to you.

Amount of Coverage.

Maximum Coverage

The maximum amount of coverage available is $1.5 million3.

2 If you are Morton Salt Employee and you were approved for a Short-Term Disability benefit under the Rohm and Haas Company Health and Welfare Plan prior to October 1, 2009, this paragraph does not apply to you.  You are not eligible for coverage under The Dow Chemical Company Group Life Insurance Program and The Dow Chemical Employee-Paid and Dependent Life Insurance Program. Note that Morton Salt was no longer a part of Dow’s controlled group as of October 1, 2009.

3 This maximum is waived if you are an Employee who was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company.  This maximum is also waived if you were enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2002, and you were an active Employee on the date that your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated.

Salaried Employees and Hourly Employees Whose Collective Bargaining Unit Has Agreed to this Plan
Except for Michigan Operations Hourly Employees who were not Actively at Work on January 1, 2008, the Plan provides coverage of one times (1X) your base annual salary rounded up to the next $1,000 for Salaried Employees and Hourly Employees whose collective bargaining unit has agreed to this plan.
Michigan Operations Hourly Employees who were not Actively at Work on January 1, 2008 but continue to be on the payroll (for example due to a paid medical leave of absence) and were covered at 1/2X prior to January 1, 2008, may continue 1/2X coverage as long as they continue to be on the payroll.  If they return to work, their coverage will increase to 1X when they are Actively at Work.
Your coverage automatically is adjusted as your base salary changes, provided you are Actively at Work.  If you are Less-Than-Full-Time, your 1X coverage is based on your Full-Time base annual salary, and coverage is automatically adjusted as your base salary changes.  Whether you are Full-Time or Less-Than-Full-Time, if you are not Actively at Work, any increase to your life insurance will not be effective until you return to work.

Union Carbide Employees

If you are a Union Carbide employee, your benefit will be determined using your annual pay at Union Carbide as of December 31, 2001, as determined under the provisions of the Union Carbide Basic Life Insurance Plan until your annual base salary calculated under the normal provisions of the Plan exceeds such amount.  At that time, the Plan will no longer retain the December 31, 2001 Union Carbide annual pay information and will look solely to the annual base salary calculated under the normal provisions of the Plan to determine the amount of your coverage.

Special Coverage for Certain Disabled Persons

The Dow Chemical Company Long Term Disability Income Protection Plan (“LTD”)

Effective January 1, 2006, if your date of Full Disability (as defined under LTD) is on or after January 1, 2006, you are eligible for coverage when your LTD benefit payments begin.  The following applies to you:

If you have less than ten (10) years of service under the Dow Employees’ Pension Plan (“DEPP”) or the Union Carbide Employees’ Pension Plan (“UCEPP”), you are eligible for up to either 12 months or 24 months of company paid life insurance coverage.  Coverage ends prior to the expiration of the 12 month or 24 month period if you no longer qualify for LTD status.  The 12 month period applies if you have less than one (1) year of service under DEPP or UCEPP.  The 24 month period applies if you have more than one (1) year of service, but less than ten (10) years of service under DEPP or UCEPP.   Currently, if you have ten (10) or more years of service you are eligible for coverage until you are no longer eligible to receive payments from LTD.

The amount of coverage is the same as the amount of coverage you had on the date you were last Actively at Work.  Currently, the Company pays the cost of this coverage.

If your date of Full Disability (as defined under LTD) is prior to January 1, 2006, you are eligible for coverage when your LTD benefit payments begin4.  The following applies to you:

You are eligible for the same amount of coverage you had on the date you were last Actively at Work.  Currently, the Company pays the cost of this coverage.  Currently, coverage continues until you are no longer eligible to receive payments from LTD.

You are also eligible for an additional amount of coverage, which is determined by the amount of Employee-Paid Life coverage you were enrolled in as an active Employee immediately prior to being approved to receive LTD payments, but not to exceed 1X (For example, if you were enrolled for 6X as an active Employee, your coverage would be reduced to 1X).  Currently, the Company pays the cost of this coverage.  Currently, coverage continues until you are no longer eligible to receive payments from LTD.

4 This also applies to those who were disabled prior to January 1, 2006, and were approved to receive benefit payments for such disability under the Dow AgroSciences Long Term Disability Insurance Plan.

For salaried employees, base annual salary is used to calculate the life insurance amount.  For bargained-for employees, annual pay calculated using your base hourly rate is used.

Texas Total and Permanent Disability

If you were enrolled in the Texas Operations Hourly Total and Permanent Disability Plan (T&P Plan) and you were deemed to be “totally and permanently disabled” by the plan administrator of that plan, and it was determined that you are eligible to be in benefits pay status by the plan administrator of that plan, you are eligible for coverage under the Company-Paid Life Insurance Plan equal to the amount of coverage you were enrolled in under the Texas Operations Hourly Optional Life Insurance Contributory Plan (Contributory Life) at the time you became totally and permanently disabled.  Coverage ends the earlier of: 1) you are determined to no longer be “totally & permanently disabled” by the plan administrator of the T&P Plan, or 2) you reach age 65.

Contract Disability Participants

If you have been determined to be “totally and permanently disabled” by the claims administrator of The Dow Chemical Company Michigan Hourly Contract Disability Plan (“Contract Disability Plan”), and are receiving benefit payments from that plan, the same coverage you had as an active Employee will continue until you are age 65.  Eligibility for coverage ends earlier if you no longer are eligible for benefit payments under the Contract Disability Plan.  If you were Actively at Work at age 65 or older and subsequently became approved for benefits by the Contract Disability plan administrator, your coverage will be determined by applying the appropriate percentage from the following table to your base annual hourly rate effective the day before you qualified to receive benefit payments under the Contract Disability Plan, with a minimum of $5,000.

Your Age 65 66 67 68	Percentage 50 percent 30 percent 10 percent 5 percent

On and after your 70th birthday, the amount of your Retiree Company-Paid Life Insurance benefits will be $5,000.  Currently, the Company pays the cost of this coverage.

Rohm and Haas Company Disability Participants
If you are a Rohm and Haas Company Employee5 who has been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program, you are eligible for life insurance coverage at the same level of coverage you had immediately prior to your approval for disability payments  Such coverage continues at no cost to you until you are no longer eligible to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Disability Program.
If you have been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Long-Term Disability Program, you are eligible for life insurance coverage at the same level of coverage you had immediately prior to your approval for disability payments, if your qualifying disability was incurred prior to January 1, 2010 and you continue to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Disability Program.  Such coverage continues at no cost to you until you are no longer eligible to receive disability payments from that Program.
If you have been approved for Disability Retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan, you are eligible for life insurance coverage at the same level of coverage you had immediately prior to your approval for Disability Retirement.  Such coverage continues at no cost to you until you no longer qualify for Disability Retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan.

5 If you are  Morton Salt Employee and you were approved for a Short-Term Disability benefit under the Rohm and Haas Company Health and Welfare Plan prior to October 1, 2009, this paragraph does not apply to you.  You are not eligible for coverage under The Dow Chemical Company Group Life Insurance Program and The Dow Chemical Employee-Paid and Dependent Life Insurance Program.

Effective Dates of Coverage
Beginning. Your coverage begins on your first day of active employment as an Employee of a Participating Employer, unless you were a former participant of The Dow Chemical Company Executive Split Dollar Life Insurance Plan or the Union Carbide Corporation Executive Life Insurance Plan as described above in the Eligibility section, in which case your coverage begins the first day of the month following the termination of your participation in such executive life insurance plan.

Ending.

Your Company-Paid Life Insurance coverage ends on the earlier of:

●      the date the Group Policy ends;
●      the date you no longer meet the eligibility requirements of the Plan; or
●      the date your employment ends.

Porting Coverage to a Term Life Policy

If your Company-Paid Life Insurance coverage ends because your employment ends and you are not eligible for Retiree Company-Paid Life Insurance, your coverage may be continued on a direct bill basis with MetLife through the portability feature. This feature allows employees to continue their Group Term Life coverage under a separate group policy without completing and submitting a statement of health form.  Rates for this coverage are different from the active plan rates and the employee must port a minimum of $20,000 to exercise this option. You have 31 days from the date your coverage ends to apply for Portability. You may continue the same or lesser amount of coverage. If you are unable to continue your entire life insurance amount through Portability, you may apply for Conversion of the balance. Contact MetLife at 1-866-492-6983 if you have any questions or want to apply for Portability.

Converting to an Individual Policy

If your Company-Paid Life Insurance coverage is reduced due to retirement, the amount of coverage you lost may be converted to an individual non-term policy through MetLife.  The maximum amount of insurance that may be elected for the new policy is the amount of Company- Paid Life Insurance you lost under the Company-Paid Life Insurance Plan.
If your Company-Paid Life Insurance coverage ends because your employment ends, your coverage may be converted to an individual non-term policy through MetLife.  The maximum amount of insurance that may be elected for the new policy is the amount of Company-Paid Life Insurance in effect for you under the Company-Paid Life Insurance Plan on the date your employment ends.
If your Company-Paid Life Insurance coverage ends because Dow has cancelled the Company-Paid Life Insurance coverage under the MetLife group life insurance policy, or Dow has amended the Company-Paid Life Insurance Plan to exclude coverage for your work group, you may convert your Company-Paid Life Insurance coverage to an individual non-term MetLife policy; provided you have been covered under the Company-Paid Life Insurance Plan for at least 5 years immediately prior to losing coverage under the Company-Paid Life Insurance Plan.  The amount you may convert is limited to the lesser of:
•
the amount of  Company-Paid Life Insurance for you that ends under the Group Policy less the amount of life insurance for which you become eligible under any group policy within 31 days after the date insurance ends under the Group Policy; or

•      $2,000.
You must file a conversion application with MetLife within 31 days of the date your Dow coverage is lost or reduced.  Contact the Dow HR Service Center to obtain a form for converting your coverage.   Once you have obtained the form, contact the MetLife Conversion Group at 1-877-275-6387 to file your form, or to obtain further information. You are responsible for initiating the conversion process within the appropriate timeframes.
The cost of this individual coverage will probably be significantly higher than your group plan.  Although not required, completing and submitting a statement of health form may help reduce your cost.

Reporting Imputed Income

The Internal Revenue Code requires that the cost of Company-Paid Life Insurance in excess of $50,000 be reported as taxable income (“imputed income”).  This imputed income will be reported on your W-2 Form in addition to your other taxable income.  Former participants of The Dow Chemical Company Split Dollar Life Insurance Plan and the Union Carbide Corporation Executive Life Insurance Plan are not eligible for the $50,000 exclusion.
The cost of your Company-Paid Life Insurance in excess of $50,000 is based on a Uniform Premium Table established by the federal government.
If your Company Paid Life coverage is greater than $50,000, and you want to decrease the amount of coverage from 1X to $50,000, you may elect to do so by contacting the HR Service Center.  Once coverage is reduced, it may not be reinstated.

Naming Your Beneficiary

Effective March 1, 2008, as communicated by the Plan Administrator, MetLife became the record keeper for the Program’s beneficiary records.  Beneficiary information must be registered with MetLife at www.MetLife.com/MyBenefits, or by mailing the appropriate forms to the MetLife Recordkeeping Center.  Beneficiary information previously recorded at the Dow Benefits Center has not been transferred to MetLife.  If you fail to name a beneficiary, MetLife may determine the beneficiary to be one or more of the following who survive you:
•	Your Spouse or Domestic Partner; or
•	Your children; or
•	Your parent(s); or
•	Your sibling(s).
If you fail to name a beneficiary, instead of making payment to any of the above, MetLife may pay your estate.  Any payment made by MetLife in good faith will discharge the Plan’s and MetLife’s liability to the extent of such payment.
If you wish to change your beneficiary designation, or you need to register for the first time, you can do so via the Internet at www.MetLife.com/MyBenefits, or the Dow Intranet at My HR Connection.  If you prefer, you can request forms by calling MetLife Customer Service toll-free at (866) 492-6983, Monday – Friday, 8:00 am – 11:00 pm (ET).

Benefit Payments

Payment Options. In the event of your death, your beneficiary should contact the HR Service Center. The beneficiary on record must complete and sign a claim form to receive benefits, and a certified death certificate must be provided to MetLife to disburse the life insurance proceeds. To file a Claim for a Plan Benefit, see Claims Procedures Appendix of this SPD.

Funding

Dow pays the entire premium for the Company-Paid Life Insurance Plan.  MetLife pays the benefits under an insurance policy.  MetLife may combine the experience for the policy with other policies held by Dow.  This means that the costs of these coverages may be determined on a combined basis, and the costs accumulated from year to year.  Favorable experience under one or more coverages in a particular year may offset unfavorable experience on other coverages in the same year or offset unfavorable experience of coverages in prior years.  Policy dividends declared by MetLife for the Company-Paid Life Insurance Plan are used to reduce Dow’s cost for the coverage in the same and prior years.

Accelerated Benefit Option (ABO)

Under the Accelerated Benefit Option (ABO), if you have been diagnosed as terminally ill with 12 months or less to live, you may be eligible to receive up to 80% of your Company-Paid Life Insurance and Employee-Paid Life Insurance benefits before death if certain requirements are met.  Having access to life insurance proceeds at this important time could help ease financial and emotional burdens.  In order to apply for ABO, you must be covered for at least $10,000 from your Company-Paid Life Insurance and/or Employee-Paid Life Insurance.  You may receive an accelerated benefit of up to 80 percent (minimum $5,000 and maximum $500,000) of your Company-Paid Life Insurance and/or Employee-Paid Life Insurance benefit.   An accelerated benefit is payable in a lump sum and can be elected only once.  The death benefit will be reduced by the amount of accelerated benefit paid.  Accelerated benefits are not permitted if you have assigned your life insurance benefit to another individual or to a trust.
The accelerated life insurance benefits are intended to qualify for favorable tax treatment under the Internal Revenue Code of 1986, as amended.  If the accelerated benefits qualify for such favorable tax treatment, the benefits will be excludable from your income and not subject to federal taxation.  Payment of the accelerated benefit will be subject to state taxes and regulations.  Tax laws relating to accelerated benefits are complex.  You are advised to consult with a qualified tax advisor.
Receipt of accelerated benefits may affect your eligibility, or that of your spouse/domestic partner or your family, for public assistance programs such as medical assistance (Medicaid), Aid to Families and Dependent Children (AFDC), Supplemental Security Income (SSI), and drug assistance programs.  You are advised to consult with social services agencies concerning the effect receipt of accelerated benefits will have on public assistance eligibility for you, your spouse/domestic partner or your family.  In the event your employment status changes in the future, and your life insurance coverage ends or is reduced, the amount of coverage you may be eligible to convert or port will be reduced by the amount of the accelerated benefit received.
If you would like to apply for the Accelerated Benefit Option, a claim form can be obtained from the HR Service Center at 1-877-623-8079 and must be completed and returned for evaluation and approval by MetLife.

Your Rights

You have certain rights under the Plan and are entitled to certain information by law.  Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, ERISA Enforcement section, Welfare Benefits section, The Company’s Right to Amend, Modify, and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section, and ERISA Information section at the end of this SPD.

Chapter Two
Employee-Paid Life Insurance

Plan Description

Under the Employee-Paid Life Insurance Plan, you may select the amount of your coverage in multiples of one-half times (1/2X) your base annual salary up eight times (8X) your base annual pay.  The Employee-Paid Life Insurance Plan is a group term life insurance plan.  The benefits are insured by a group term life insurance policy underwritten by Metropolitan Life Insurance Company (MetLife).  MetLife pays the benefits under the Plan.  In addition, MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.
As of January 1, 2005, the following plans have been merged into the Employee-Paid Life Insurance Plan:  Hampshire Chemical Corporation Hourly Optional Group Life Insurance Program’s Employee-Paid Life Insurance Plan; ANGUS Chemical Company Hourly Optional Group Life Insurance Program’s Employee-Paid Life Insurance Plan.   Such plans no longer exist as separate plans, but are now a part of the Employee-Paid Life Insurance Plan.  As of January 1, 2008, the Michigan Hourly Optional Group Life Insurance Program’s Employee-Paid Life Insurance Plan has been merged into the Employee-Paid Life Insurance Plan. The Employee-Paid Life Insurance Plan is referred to in Chapter Two as the “Plan”.

Eligibility

Salaried Employees

Salaried Employees of a Participating Employer with regular, active, Full-Time or Less-Than-Full-Time status are eligible.

Hourly Employees

Eligibility of Hourly Employees depends on whether the applicable collective bargaining unit and the Participating Employer have agreed to this Plan.   With respect to a collective bargaining agreement that specifically addresses which Employees are eligible or not eligible for this Plan, the terms of such collective bargaining agreement shall govern.   If the terms of the collective bargaining agreement specify that Hourly Employees shall be provided this Plan, but does not specifically address the category of Employees that are eligible or not eligible, then the Plan will provide eligibility to regular, active Employees with Full Time status who are members of the collective bargaining unit.

Employees on a Leave of Absence

Eligibility for benefits under the Plan may continue during certain leaves of absences approved by the Participating Employer such as under the Company’s Family Leave Policy or Medical Leave Policy.   The benefits under the Plan shall be administered consistent with the terms of such approved leaves of absences.

Disabled Employees

If you are being paid a benefit from The Dow Chemical Company Long Term Disability Income Protection Plan (“LTD”) or the Dow AgroSciences Long Term Disability Insurance Plan you may be eligible under the Plan. See the Special Employee Paid Coverage for Certain Disabled Persons section of this SPD.
If you are a Rohm and Haas Company Employee6 who has been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program, you are eligible for the same amount of supplemental or employee-paid coverage you had immediately prior to your approval for disability payments, until you are no longer eligible to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program.  You must continue making any required contributions in order to keep your coverage in effect.  See the Special Employee Paid Coverage for Certain Disabled Persons section of this SPD.
If you are a Rohm and Haas Company Employee who has been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Long Term Disability Program, you are eligible for the same amount of supplemental or

6 If you are a Morton Salt Employee and you were approved for a Short-Term Disability benefit under the Rohm and Haas Company Health and Welfare Plan prior to October 1, 2009, this paragraph does not apply to you.  You are not eligible for coverage under The Dow Chemical Company Group Life Insurance Program and The Dow Chemical Employee-Paid and Dependent Life Insurance Program.

employee-paid coverage you had immediately prior to your approval for disability payments, until you are no longer eligible to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Long Term Disability Program.  You must continue making any required contributions in order to keep your coverage in effect.  See the Special Employee Paid Coverage for Certain Disabled Persons section of this SPD.

Eligibility Determinations

The applicable Claims Administrator determines eligibility.  The Claims Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact.  If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan, or have been told that you are not, see the Claims Procedures Appendix of this SPD.

Enrollment

To obtain Employee-Paid Life Insurance coverage, enroll during open enrollment or complete an enrollment form, available from the HR Service Center or the Dow Intranet. You may enroll:
•
On or before your employment date, with coverage to begin on your first day of active employment if you provide a copy of your birth certificate or other proof of your age that the Plan Administrator deems appropriate.   If you do not provide proof of your age that is satisfactory to the Plan Administrator within the time required by the Plan Administrator, you will not be covered.

•
Within 90 days after your first day of active employment with coverage to begin on your enrollment date if you provide a copy of your birth certificate or other proof of your age that the Plan Administrator deems appropriate.  If you do not provide proof of your age that is satisfactory to the Plan Administrator within the time required by the Plan Administrator, you will not be covered.

•
Within 90 days of a Change-in-Status, provided you are Actively at Work. If your enrollment form and proof of Change-in-Status and proof of age is received by the Plan Administrator within 31 days of the Change-in-Status event, the change will become effective as of the date of the event.  If the enrollment form and proof of Change-in-Status and proof of age is received by the Plan Administrator between 32 days to 90 days after the Change-in-Status of event, the change will become effective on the date that the form is processed by the Plan Administrator.  Coverage changes become effective only if you are Actively at Work.  If you do not provide the requisite proofs that are satisfactory to the Plan Administrator within the time required by the Plan Administrator, you will not be covered.

•
During the open enrollment period, you will be allowed to increase your coverage by 1 increment (one-half times (1/2X) base annual salary)7 provided you are Actively at Work on the January 1 following the open enrollment period and you do not exceed the amount you are eligible to enroll in.   If you are not Actively at Work on the January 1 following the open enrollment period, any increase to your life insurance will not be effective until you return to Active Work.

•
At any other time you are Actively at Work, by completing and submitting a statement of health form, with coverage to begin on the date that MetLife accepts your statement of health form.  MetLife will pay for the fee of a paramedical exam, if requested by MetLife, with no cost to the employee/applicant when a MetLife physician is used.

Failure to provide the prerequisite proofs will result in cancellation of coverage, including retroactive cancellation, and may require you to reimburse the Plan for any benefits paid by the Plan.  The Plan Administrator may request proof of your age at any time.

7 If you are employed by Rohm and Haas Company or one of its subsidiaries that is a Participating Employer, for open enrollment for the 2010 Plan Year, you may enroll in the amount of coverage you had under the Rohm and Haas Supplemental Life Insurance Program as of December 31, 2009 without providing a statement of health.  If you were enrolled in the Rohm and Haas Supplemental Life Insurance Program for less than 3X your annual salary, or you were not enrolled in that plan at all, for open enrollment for the 2010 Plan Year only, you may enroll for up to 3X base annual salary without a statement of health.  If you were enrolled in the Rohm and Haas Plan for 3X or more, you may increase your coverage by ½ X during open enrollment without providing a statement of health.  If you want to increase by more than ½ X, then you must provide a statement of health that is approved by MetLife.

Change-in-Status

A “change in status” is an event listed in one of the bullets below:

•
Events that change your legal marital status, including Marriage, Domestic Partnership, death of a Spouse/Domestic Partner, divorce or annulment or similar event with respect to a Domestic Partnership.

•	Birth, adoption, placement for adoption or death of Dependent.
•	A termination or commencement of employment by you, your Spouse/Domestic Partner or Dependent.
•	A reduction or increase in hours of employment by the Employee, Spouse/Domestic Partner or Dependent.
•	Dependent satisfies or ceases to satisfy the requirements for unmarried Dependents.
•	A change in the place of residence or work for you, your Spouse/Domestic Partner or Dependent.

Employee Contribution

Your contribution, made through post tax payroll deductions, is based on your annual base salary.  In addition, your contribution is based on your age and whether you are a “non-tobacco-user”.  As your age and salary change, your deductions will be automatically adjusted.  You are considered a “non tobacco-user” by the Plan if you have not used a tobacco product in the last 12 months.  If you quit using tobacco, you are considered a “non-tobacco-user” as of the first day of the month after you complete 12 non-tobacco-using months.  If you are a tobacco user, you are considered a tobacco user as of the first day you use tobacco.  Administratively, you will not be adjusted to tobacco user deductions until the first of the month following the tobacco use.   A false or out of date statement regarding tobacco use may result in benefits not being paid.
Current rates are listed in your open enrollment brochure.  These costs are reviewed and revised periodically.
If you are on a leave of absence approved by the Participating Employer that provides eligibility under this Plan, the Plan Administrator has the full discretion to make special administrative arrangements as are necessary, such as deferring Employee contributions on a temporary basis during the leave of absence, and requiring the Employee to repay premiums when the Employee returns to work, or any other arrangements the Plan Administrator deems appropriate.
If the last payroll period for a Plan Year occurs partly during a current Plan Year and partly during the next Plan Year, the Plan Administrator has the full and complete discretion to modify the Participant contributions in any way that the Plan Administrator deems administratively efficient, including modifying the Participant contributions for the last payroll period without the Participant’s consent.

Amount of Coverage

Salaried Employees and Hourly Employees of Applicable Collective Bargaining Groups (Not applicable to Long Term Disability Participants)

You may purchase coverage in increments equal to one-half times (1/2X) your annual base salary, rounded up to the next $1,000.  The maximum coverage allowable is equal to eight times (8X) your annual salary up to a $1.5 million limit8.  If you are Less-Than-Full-Time, your coverage is based on your Full-Time base annual salary.  Your coverage automatically is adjusted as your base salary changes, provided you are Actively at Work ,  Whether you are Full-Time or Less-Than-Full-Time, if you are not Actively at Work, any increase to your life insurance will not be effective until you return to work.  If you are a Union Carbide employee, your benefit will be determined using your annual pay at Union Carbide as of December 31, 2001, as determined under the provisions of the Union Carbide Basic Life Insurance Plan until your annual base salary calculated under the normal provisions of the Plan exceed such amount.  At that time, the Plan will no longer retain the December 31, 2001, Union Carbide annual pay information and will look solely to the annual base salary calculated under the normal provisions of the Plan to determine the amount of your coverage.

8 You are eligible for an additional 1x of coverage over and above the 8x or $1.5 million maximum if  (1) you are an Employee who was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company who elected to purchase the additional 1x coverage effective October 1, 2003, or (2) you are an Employee who was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2002, and you were an active Employee on the date your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated and you elected to purchase the additional 1x coverage effective November 1, 2003.  If you waive the additional 1x coverage, you are not eligible to enroll for such coverage in the future.  Further, you are no longer eligible for any coverage under the Plan when you no longer have active Employee status.

Special Employee Paid Coverage for Certain Disabled Persons

You may be eligible for coverage if you are being paid benefits from The Dow Chemical Company Long Term Disability Income Protection Plan (“LTD”) under the following circumstances:

If the date of your Full Disability is on or after January 1, 2006 the following applies to you:

If you have less than ten (10) years of service under DEPP or UCEPP, you are eligible for up to either 12 months or 24 months of Employee-Paid life insurance coverage beginning on the effective date of your approval for LTD status.  Coverage ends prior to the expiration of the 12 month or 24 month period if you no longer qualify for LTD status.  The 12 month period applies if you have less than one (1) year of service under DEPP or UCEPP.  The 24 month period applies if you have more than one (1) year of service, but less than ten (10) years of service under DEPP or UCEPP.   If you have ten (10) or more years of service under DEPP or UCEPP, you are eligible for coverage.  Currently, eligibility for coverage ends if you are no longer eligible to receive payments from LTD.
The amount of coverage will depend on the amount of coverage you had on the date you were last Actively at Work.  If you had ½X, then the coverage amount is ½ X.  If you had 1X or more, then the amount is limited to 1X.  You will be required to pay the same premiums active employees pay.

Rohm and Haas Company Disability Participants

If you are a Rohm and Haas Company Employee9 who has been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program, you are eligible for the same amount of supplemental or employee-paid coverage you had immediately prior to your approval for disability payments, until you are no longer eligible to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program.  You must continue making any required contributions in order to keep your coverage in effect.
If you have been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Long-Term Disability Program, you are eligible for the same amount of supplemental or employee-paid life insurance coverage you had immediately prior to your approval for disability payments, if your qualifying disability was incurred prior to January 1, 2010 and you continue to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Disability Program.  Such coverage continues until you are no longer eligible to receive disability payments from that Program.  You must continue making any required contributions in order to keep your coverage in effect.
If you have been approved for Disability Retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan, you are eligible for the same amount of supplemental or employee-paid coverage you had immediately prior to your approval for Disability Retirement.  Such coverage continues until you no longer qualify for Disability Retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan.  You must continue making any required contributions in order to keep your coverage in effect.

Increasing or Decreasing Coverage

You may increase the amount of your coverage (but not above the maximum amount you are eligible for):
•
Within 90 days of a change in your personal status, such as Marriage, Domestic Partnership, a change in your Spouse's/Domestic Partner’s employment, or the addition of a Dependent child, provided you are Actively at Work and provided the HR Service Center receives proof of change in status that is satisfactory to the Plan Administrator.

•
At any time you are Actively at Work, by completing and submitting a statement of health form to MetLife. MetLife will pay for the fee of a paramedical exam, if requested by MetLife, with no cost to the employee/applicant when a MetLife physician is used.

9 If you are a Morton Salt Employee and you were approved for a Short-Term Disability benefit under the Rohm and Haas Company Health and Welfare Plan prior to October 1, 2009, this paragraph does not apply to you.  You are not eligible for coverage under The Dow Chemical Company Group Life Insurance Program and The Dow Chemical Employee-Paid and Dependent Life Insurance Program.

•	During open enrollment you may increase one increment (1/2X) without completing and submitting a statement of health form, provided you are Actively at Work.
You may decrease the amount of your coverage any time by completing an enrollment form, available from the HR Service Center or the Dow Intranet.

Effective Dates of Coverage

Beginning. Your coverage generally begins on your date of enrollment and when you meet the enrollment requirements outlined in this booklet.  Your coverage automatically is adjusted as your base salary changes.  If you are not Actively at Work, any increase to your life insurance will not be effective until you return to work.

Ending.  Your Employee-Paid Life Insurance coverage ends on the earlier of:

The date the Group Policy ends;
The date you no longer meet the eligibility requirements of the Plan;
The end of the period for which your last premium has been paid; or
The date your employment ends.

Porting Coverage to a Term Life Policy

If your Employee-Paid Life Insurance coverage ends because your employment ends, your coverage may be continued on a direct bill basis with MetLife through the portability feature. This feature allows employees to continue their Group Term Life coverage under a separate group policy without completing and submitting a statement of health form.  Rates for this coverage are different from the active plan rates and the employee must port a minimum of $20,000 to exercise this option. You have 31 days from the date your coverage ends to apply for Portability. You may continue the same or lesser amount of coverage. If you are unable to continue your entire life insurance amount through Portability, you may apply for Conversion of the balance. Contact MetLife at 1-866-492-6983 if you have any questions or want to apply for Portability.

Converting to an Individual Policy

If your Employee-Paid Life Insurance coverage is reduced due to retirement, the amount of coverage you lost may be converted to an individual non-term policy through MetLife.  The maximum amount of insurance that may be elected for the new policy is the amount of Employee-Paid Life Insurance you lost under the Employee-Paid Life Insurance Plan.
If your Employee-Paid Life Insurance coverage ends because your employment ends, your coverage may be converted to an individual non-term policy through MetLife.  The maximum amount of insurance that may be elected for the new policy is the amount of Employee-Paid Life Insurance in effect for you under the Employee -Paid Life Insurance Plan on the date your employment ends.
If your Employee-Paid Life Insurance coverage ends because Dow has cancelled the Employee-Paid Life Insurance coverage under the MetLife group life insurance policy, or Dow has amended the Employee-Paid Life Insurance Plan to exclude coverage for your work group, you may convert your Employee-Paid Life Insurance coverage to an individual non-term MetLife policy; provided you have been covered under  the Employee-Paid Life Insurance Plan for at least 5 years immediately prior to losing coverage under the Employee-Paid Life Insurance Plan.  The amount you may convert is limited to the lesser of:
•
the amount of  Employee-Paid Life Insurance for you that ends under the Group Policy less the amount of life insurance for which you become eligible under any group policy within 31 days after the date insurance ends under the Group Policy; or

•	$2,000.
You must file a conversion application with MetLife within 31 days of the date your Dow coverage is lost or reduces.  Contact the Dow HR Service Center to obtain a form for converting your coverage.   Once you have obtained the form, contact the MetLife Conversion Group at 1-877-275-6387 to file your form, or to obtain further information.  You are responsible for initiating the conversion process within the appropriate timeframes.

The cost of this individual coverage will probably be significantly higher than your group plan.  Although not required, completing and submitting a statement of health form may help reduce your cost.

Naming Your Beneficiary

Effective March 1, 2008, as communicated by the Plan Administrator, MetLife became the record keeper for the Program’s beneficiary records.  Beneficiary information must be registered with MetLife at www.MetLife.com/MyBenefits, or by mailing the appropriate forms to the MetLife Recordkeeping Center.  Beneficiary information previously recorded at the Dow Benefits Center has not been transferred to MetLife.
If you do not designate a beneficiary, then the default beneficiary will be the same as the beneficiary on your Company-Paid Life Insurance.  If you are not eligible for Company-Paid Life Insurance, and you are enrolled in Post-65 Executive Life, then the default beneficiary is the same as your beneficiary for Post-65 Executive Life.
If you fail to name a beneficiary, MetLife may determine the beneficiary to be one or more of the following who survive you:
•	Your Spouse or Domestic Partner; or
•	Your children; or
•	Your parent(s); or
•	Your sibling(s).
If you fail to name a beneficiary, instead of making payment to any of the above, MetLife may pay your estate.  Any payment made by MetLife in good faith will discharge the Plan’s and MetLife’s liability to the extent of such payment.
If you wish to change your beneficiary designation, or you need to register for the first time, you can do so via the Internet at www.MetLife.com/MyBenefits, or the Dow Intranet at My HR Connection.  If you prefer, you can request forms by calling MetLife Customer Service toll-free at (866) 492-6983, Monday – Friday, 8:00 am – 11:00 pm (ET).

Benefit Payments

Payment Options.  In the event of your death, your beneficiary should contact the HR Service Center.  A certified death certificate must be provided to MetLife to disburse the life insurance proceeds.  To file a Claim for a Plan Benefit, see Claims Procedures Appendix of this SPD.

Funding

Employees pay the entire premium for coverage.  The benefits under the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan are not combined for experience with the other insurance coverages.  Favorable experience under the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan in a particular year may offset unfavorable experience in prior years. It is not anticipated that there will be any dividends declared for the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan based on the manner in which the insurer has determined the premium rates.

Joint Insurance Arrangement

Dorinco Reinsurance Company (Dorinco) and MetLife have entered into an arrangement that is allowed by the U.S. Department of Labor pursuant to Prohibited Transaction Exemption 96-62 and 29 CFR Part 2570, subpart B. [DOL Final Authorization Number 2001-17E (May 14, 2001)].  Under this arrangement, MetLife has or will write the coverage for the Plan and Dorinco will assume a percentage of the risk.  Under the insurance arrangement between MetLife and Dorinco, MetLife and Dorinco will each be liable to pay the agreed upon percentage of each death benefit claim in respect of a Plan Participant.  When a claim for benefits is approved, Dorinco will transfer its percentage of each death benefit claim to MetLife.  MetLife will then pay the full amount of the claim.  If MetLife is financially unable to pay the portion of the claim, Dorinco will be obligated to pay the full amount of the claim directly.  Similarly, if Dorinco is financially unable to pay its designated percentage of a particular claim, MetLife will be obligated to pay the entire amount of the claim.  Neither MetLife nor Dorinco will charge the Plan any administrative fees, commissions or other consideration as a result of the participation of Dorinco.

Accelerated Benefit Option (ABO)

Under the Accelerated Benefit Option (ABO), if you have been diagnosed as terminally ill with 12 months or less to live, you may be eligible to receive up to 80% of your Company-Paid Life Insurance and Employee-Paid Life Insurance benefits  before death if certain requirements are met.  Having access to life insurance proceeds at this important time could help ease financial and emotional burdens.  In order to apply for ABO, you must be covered for at least $10,000 from your Company
Paid Life Insurance and/or Employee-Paid Life Insurance.  You may receive an accelerated benefit of up to 80 percent (minimum $5,000 and maximum $500,000) of your Company-Paid Life Insurance and/or Employee-Paid Life Insurance benefit.   An accelerated benefit is payable in a lump sum and can be elected only once.  The death benefit will be reduced by the amount of accelerated benefit paid.  Accelerated benefits are not permitted if you have assigned your life insurance benefit to another individual or to a trust.
The accelerated life insurance benefits are intended to qualify for favorable tax treatment under the Internal Revenue Code of 1986, as amended.  If the accelerated benefits qualify for such favorable tax treatment, the benefits will be excludable from your income and not subject to federal taxation. Payment of the accelerated benefit will be subject to state taxes and regulations.  Tax laws relating to accelerated benefits are complex.  You are advised to consult with a qualified tax advisor.
Receipt of accelerated benefits may affect your eligibility, or that of your spouse/domestic partner or your family, for public assistance programs such as medical assistance (Medicaid), Aid to Families and Dependent Children (AFDC), Supplemental Security Income (SSI), and drug assistance programs.  You are advised to consult with social services agencies concerning the effect receipt of accelerated benefits will have on public assistance eligibility for you, your spouse/domestic partner or your family.  In the event your employment status changes in the future, and your life insurance coverage ends or is reduced, the amount of coverage you may be eligible to convert or port will be reduced by the amount of the accelerated benefit received.
If you would like to apply for the Accelerated Benefit Option, a claim form can be obtained from the HR Service Center at 1-877-623-8079 and must be completed and returned for evaluation and approval by MetLife.

Will Preparation Service
     If you elect Employee Paid Life Insurance coverage, you are eligible for a will preparation service available through Hyatt Legal Services, a MetLife affiliate.  This service is available to you while your Employee Paid Life Insurance coverage is in effect. The will preparation service is offered at no cost to you.  You may use an attorney designated by Hyatt Legal Services, or you may use a different attorney. If you have a will prepared by an attorney not designated by Hyatt Legal Services, you must pay for the attorney’s services directly.  You may receive a partial reimbursement for the amount you paid to the attorney if you provide proof of will service and payment satisfactory to Hyatt Legal Services.  The amount reimbursable is the amount customarily reimbursed for such services by Hyatt Legal Services.  Call the HR Service Center for more information.

Your Rights

You have certain rights under the Plan and are entitled to certain information by law.  Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, ERISA Enforcement section, Welfare Benefits section, The Company’s Right to Amend, Modify, and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section, and ERISA Information section at the end of this SPD.

Chapter Three
Dependent Life Insurance

Plan Description

The Dependent Life Insurance Plan provides coverage for your eligible family members at group rates.   The benefits are insured by a group term life insurance policy underwritten by Metropolitan Life Insurance Company (MetLife).  MetLife pays the benefits under the Plan.  In addition, MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.
As of January 1, 2005, the following plans have been merged into the Dependent Life Insurance Plan:  Hampshire Chemical Corporation Hourly Optional Group Life Insurance Program’s Dependent Life Insurance Plan; ANGUS Chemical Company Hourly Optional Group Life Insurance Program’s Dependent Life Insurance Plan.   Such plans no longer exist as separate plans, but are now a part of the Dependent Life Insurance Plan.  As of January 1, 2008, the Michigan Hourly Optional Group Life Insurance Program’s Dependent Life Insurance Plan has been merged into the Dependent Life Insurance Plan.
The Dependent Life Insurance Plan is referred to in Chapter Three as the “Plan”.

Eligibility

Salaried Employees:

Salaried Employees of a Participating Employer with regular, active, Full-Time or Less-Than-Full-Time status are eligible.

Bargained-for Employees:

Eligibility of Bargained-for Employees depends on whether the applicable collective bargaining unit and the Participating Employer have agreed to this Plan.   With respect to a collective bargaining agreement that specifically addresses which Employees are eligible or not eligible for this Plan, the terms of such collective bargaining agreement shall govern.   If the terms of the collective bargaining agreement specify that Bargained for Employees shall be provided this Plan, but does not specifically address the category of Employees that are eligible or not eligible, then the Plan will provide eligibility to regular active Employees with Full Time status who are members of the collective bargaining group.

Employees on a Leave of Absence:

Eligibility for benefits under the Plan may continue during certain laves of absences approved by the Participating Employer such as under the Company’s Family Leave Policy or Medical Leave Policy.   The benefits under the Plan shall be administered consistent with the terms of such approved leaves of absences.

Eligibility Determinations:

The applicable Claims Administrator determines eligibility.  The Claims Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact.    If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan, or have been told that you are not, see the Claims Procedures Appendix of this SPD.
Run-out claims under ERISA Plan #505 (which was terminated effective 12-31-99) for covered claims that were incurred but not yet paid under that plan, will be paid from this Plan.

Dependent Eligibility

You may purchase coverage on the life of your Spouse of Record/Domestic Partner of Record and/or the life of your Dependent child or Dependent children.
Child means your natural child, adopted child or stepchild who is:
•	at least 15 days old:
•	under age 25 and who is:

•	a full-time student at an accredited school, college, or university that is licensed in the jurisdiction where it is located;
•	unmarried
•	supported by You, and
•	not employed on a full-time basis
This term does not include any person who:
•	is in the military of any country or subdivision of any country;
•	lives outside the United States or Canada; or
•	is insured under the Group Policy as an employee.

The Plan defines a “Full-Time Student” as a student who is a full-time student at an educational institution at any time during the Plan Year.  The determination as to whether a student is full-time is based upon the number of hours or courses which is considered to be full-time by the educational institution.  If a child is age 19 to 25, and loses Full-Time Student status solely because the student has an illness or injury that requires the student to take a medically necessary leave of absence from school, the child is deemed by the Plan to continue to be a Full-Time Student until the earlier of age 25 or the end of the medically necessary leave of absence.

Generally, a child is NOT a Dependent if he or she is:
•	Already covered as a dependent of another Dow Employee or Dow Retiree. All covered children in a family must be enrolled by the same parent.
•	Married or ever was married.
•	Employed full-time.
•	Age 25 years or older.

A Dependent Spouse, Domestic Partner, or child is not eligible if he or she resides outside the United States and Canada, or is in the military.

Enrollment

To enroll for Dependent Life Insurance coverage, enroll through the open enrollment period or complete an enrollment form, available from the Intranet or the HR Service Center as described below.  You may enroll:
•
On or before your date of hire, with coverage to begin on your first day of work if you complete the enrollment form and submitted proof of Dependent eligibility and proof of age.  Failure to provide the required proofs satisfactory to the Plan Administrator within the time required will result in no coverage.

•
Within 90 days after your first day of active employment, with coverage to begin on your submission of the completed enrollment form and proof of Dependent eligibility and proof of age.  Failure to provide the required proofs satisfactory to the Plan Administrator within the time required will result in no coverage.

•
Within 90 days of a Change-in-Status, provided you are Actively at Work.  Coverage begins on the date that the Plan receives your enrollment form or you enroll by calling the HR Service Center.  Failure to provide the required proofs satisfactory to the Plan Administrator within the time required will result in no coverage.

•
During the open enrollment period, provided you are Actively at Work on the January 1 following the open enrollment period.  You will be allowed to increase your Dependent Spouse/Domestic Partner coverage by one increment. There is no incremental limit on increased coverage for Dependent child(ren) during open enrollment.  If you are not Actively at Work on the January 1 following the open enrollment period, any increase in life insurance will not be effective until you return to Active Work.  Proof of eligibility must be submitted prior to December 31 of the year before coverage begins.

•
At any other time you are Actively at Work, by completing and submitting a statement of health form. Your coverage begins on the date that MetLife accepts your statement of health form. MetLife will pay for the fee of a paramedical exam, if requested by MetLife, with no cost to the employee/applicant when a MetLife physician is used.

The Plan Administrator may request proof of Dependent eligibility and proof of age at any time.  Proof may consist of a birth certificate, passport, adoption papers, marriage license, statement of Domestic Partnership or any other proof that the Plan Administrator deems appropriate.  Failure to provide proof of Dependent eligibility and proof of age within the time period required will result in no Dependent coverage.

If you enrolled for coverage for your Dependent(s) and fail to provide proof of Dependent eligibility or proof of age satisfactory to the Plan Administrator within the time period required, and the Plan determines that your Dependent(s) is or are not covered, the Plan reserves the right not to refund the premiums you paid, and to cancel coverage of your Dependent(s) retroactive to the date you enrolled your Dependent(s).

Change-in-Status

A “change in status” is an event listed in one of the bullets below:
•	Events that change your legal marital status, including Marriage, Domestic Partnership, death of Spouse/Domestic Partner, divorce or annulment or similar event with respect to a Domestic Partnership.
•	Birth, adoption, placement for adoption or death of Dependent.
•	A termination or commencement of employment by you, your Spouse/Domestic Partner or Dependent.
•	A reduction or increase in hours of employment by the Employee, Spouse/Domestic Partner or Dependent.
•	Dependent satisfies or ceases to satisfy the requirements for unmarried Dependents.
•	A change in the place of residence or work for you, your Spouse/Domestic Partner or Dependent.
•	Spouse/Domestic Partner gains eligibility for coverage under the Spouse/Domestic Partner’s employer’s health plan.

Amount of Coverage

Salaried Employees and Collective Bargaining Groups that Agreed to this Plan

You may select coverage for your Spouse/Domestic Partner and Dependent children based on the following options.
•
Spouse/Domestic Partner insurance coverage ranges from a minimum of $10,000 to a maximum of $250,000 in increments of $10,000. The monthly cost is based on your Spouse’s/Domestic Partner’s age, the amount of insurance and whether your Spouse/Domestic Partner is a “non-tobacco user”.

•	For eligible Dependent child(ren) there are three levels of coverage: $2,000, $5,000 or $10,000.
LTD participants are not eligible for Spouse/Domestic Partner and Dependent Life Coverage.

Special Employee Paid Coverage for Certain Disabled Persons

Rohm and Haas Company Disability Participants

If you are a Rohm and Haas Company Employee10 who has been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program, you are eligible for the same amount of dependent insurance coverage you had immediately prior to your approval for disability payments until you are no longer eligible to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Short Term Disability Program.  You must continue making any required contributions in order to keep your coverage in effect.
If you have been approved for disability payments under the Rohm and Haas Company Health and Welfare Plan’s Long-Term Disability Program, you are eligible for the same amount of dependent life insurance coverage you had immediately prior to your approval for disability payments, if your qualifying disability was incurred prior to January 1, 2010 and you continue to receive disability payments under the Rohm and Haas Company Health and Welfare Plan’s Disability Program.  Such coverage continues until you are no longer eligible to receive disability payments from that Program.  You must continue making any required contributions in order to keep your coverage in effect.
If you have been approved for Disability Retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan, you are eligible for the same amount of dependent life insurance coverage you had immediately prior to your approval for Disability Retirement.  Such coverage continues until you no longer qualify for Disability Retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan.  You must continue making any required contributions in order to keep your coverage in effect.

10 If you are a Morton Salt Employee and you were approved for a Short-Term Disability benefit under the Rohm and Haas Company Health and Welfare Plan prior to October 1, 2009, this paragraph does not apply to you.  You are not eligible for coverage under The Dow Chemical Company Group Life Insurance Program and The Dow Chemical Employee-Paid and Dependent Life Insurance Program.

Increasing or Decreasing Coverage

You may increase the amount of coverage (but not above the maximum amount you are eligible for):
•
At any time you are Actively at Work, by completing and submitting a statement of health form to MetLife.  MetLife will pay for the fee of a paramedical exam, if requested by MetLife, with no cost to the employee/applicant when a MetLife physician is used.

•
Within 90 days of a change in status event, such as Marriage, Domestic Partnership, divorce, Termination of Domestic Partnership or the addition of a Dependent child, provided you are Actively at Work and provided the Plan receives proof of the change in status that is satisfactory to the Plan Administrator.

•	During open enrollment, if you are Actively at Work, you may increase your Spouse’s/Domestic Partner’s coverage one increment without completing and submitting a statement of health form.

You may decrease the amount of your coverage at any time by completing an enrollment card, available from the Dow Intranet or the HR Service Center.

Effective Dates of Coverage

Beginning. Your coverage generally begins on your date of enrollment and when you meet the enrollment requirements outlined in this booklet.

Ending

Your Dependent Life Insurance coverage ends on the earlier of:

The date the Group Policy ends;
The date you or your Dependent no longer meet the eligibility requirements of the Plan;
The end of the period for which your last premium has been paid;
The date your employment ends.

Porting Coverage to a Term Life Policy

If Dependent Life coverage ends because your employment ends, your coverage may be continued on a direct bill basis with MetLife through the portability feature. This feature allows employees to continue their Group Term Life coverage under a separate group policy without completing and submitting a statement of health form.  Rates for this coverage are different from the active plan rates and the employee must port a minimum of $20,000 to exercise this option. You have 31 days from the date your coverage ends to apply for Portability. You may continue the same or lesser amount of coverage.
If you are unable to continue your entire life insurance amount through Portability, you may apply for Conversion of the balance. Contact MetLife at 1-866-492-6983 if you have any questions or want to apply for Portability.

Converting to an Individual Policy

If your Spouse of Record/Domestic Partner of Record or Dependent child’s life insurance coverage is reduced due to retirement, the amount of coverage your Spouse of Record/Domestic Partner of Record or Dependent child lost may be converted to an individual non-term policy through MetLife.  The maximum amount of insurance that may be elected for the new policy is the amount of Spouse of Record/Domestic Partner of Record or Dependent child life insurance you lost under the Dependent Life Insurance Plan.

If your Spouse of Record/Domestic Partner of Record or Dependent child loses coverage under the Dependent Life Insurance Plan because of your death or because he or she no longer meets eligibility requirements, their coverage may be converted to an individual non-term policy through MetLife.  (In the case of minor children, the parent or legal guardian may act on their behalf.) The maximum amount of insurance that may be elected for the new policy is the amount of Dependent Life Insurance that ends under the Dependent Life Insurance provisions of the MetLife group policy.

If your Spouse of Record/Domestic Partner of Record or Dependent child loses coverage under the Dependent Life Insurance Plan because Dow has cancelled the dependent life coverage under the group policy with MetLife, or Dow has amended the eligibility requirements of the Plan to exclude you or your dependents from eligibility under the Plan, you may convert coverage to an individual non-term MetLife policy for your Dependent; provided you have been enrolled in coverage for your Dependent  under the Dependent Life Insurance Plan for at least 5 years immediately prior to the date the MetLife group coverage  for our Dependent ended.  The amount that may be converted is limited to the lesser of:
•
the amount of Life Insurance for the Dependent that ends under the MetLife group policy less the amount of life insurance for Dependents for which you become eligible under any group policy within 31 days after the date insurance ends under the Dependent Life Insurance provisions of the  MetLife group policy; or

•	$2,000.
A conversion application must be filed with MetLife within 31 days of the date coverage is lost or reduced.  You or your Dependent must contact the HR Service Center to obtain a form for converting the coverage.   Once the form has been obtained, you or your Dependent should contact the MetLife Conversion Group at 1-877-275-6387.  You are responsible for initiating the conversion process within the appropriate timeframes.
The cost of this individual coverage will probably be significantly higher than the group plan.  Although not required, completing and submitting a statement of health form may help reduce the cost.

Employee Contribution

The Employee pays for Dependent Life Insurance coverage.  Your contribution, made through post tax payroll deductions, is based on the coverage option that you choose. For coverage on your Spouse’s/Domestic Partner’s life, your contribution will also depend on whether your Spouse/Domestic Partner is a “non-tobacco-user”. Your Spouse/Domestic Partner is considered a “non-tobacco-user” by the Plan if your Spouse/Domestic Partner has not used a tobacco product in the last 12 months.  If your Spouse/Domestic Partner quits using tobacco, your Spouse/Domestic Partner is considered a “non-tobacco-user” as of the first day of the month after your Spouse/Domestic Partner completes 12 non-tobacco-using months.  If your Spouse/Domestic Partner is a “non-tobacco-user”, your Spouse/Domestic Partner is considered a tobacco-user as of the first day your Spouse/Domestic Partner uses tobacco.  A false or out-of-date statement regarding tobacco use may result in benefits not being paid. For your portion of the monthly costs, refer to the open enrollment materials provided during open enrollment.
If you are on a Benefit Protected Leave of Absence, the Plan Administrator has the full discretion to make special administrative arrangements as are necessary, such as deferring Employee contributions on a temporary basis during the leave of absence, and requiring the Employee to repay premiums when the Employee returns to work, or any other arrangements the Plan Administrator deems appropriate.

Benefit Payment

Beneficiary Designation.
You are the beneficiary of your Dependent Life Insurance Plan.
The benefits will be paid to you if you survive the Dependent.  If you do not survive your Dependent, MetLife may pay one or more of the following who survive you:
•	Your Spouse or Domestic Partner; or
•	Your children; or
•	Your parent(s); or
•	Your sibling(s).
If you do not survive your Dependent, instead of making payment to any of the above, MetLife may pay your estate.  Any payment made by MetLife in good faith will discharge the Plan’s liability to the extent of such payment.

Payment. You should contact the HR Service Center to report a Dependent’s death.  A certified death                                                                              certificate must be provided to MetLife to disburse the life insurance proceeds.  To file a claim, see Claims Procedures Appendix of this SPD.

Funding

Employees pay the entire premium for coverage.  The benefits under the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan are not combined for experience with the other insurance coverages.  Favorable experience under this insurance coverage in a particular year may offset unfavorable experience in prior years. It is not anticipated that there will be any dividends declared for the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan based on the manner in which the insurer has determined the premium rates.

Joint Insurance Arrangement

Dorinco Reinsurance Company (Dorinco) and MetLife have entered into an arrangement that is allowed by the U.S. Department of Labor pursuant to Prohibited Transaction Exemption 96-62 and 29 CFR Part 2570, subpart B. [DOL Final Authorization Number 2001-17E (May 14, 2001)].  Under this arrangement, MetLife has or will write the coverage for the Plan and Dorinco will assume a percentage of the risk.  Under the insurance arrangement between MetLife and Dorinco, MetLife and Dorinco will each be liable to pay the agreed upon percentage of each death benefit claim in respect of a Plan Participant.  When a claim for benefits is approved, Dorinco will transfer its percentage of each death benefit claim to MetLife.  MetLife will then pay the full amount of the claim.  If MetLife is financially unable to pay the portion of the claim, Dorinco will be obligated to pay the full amount of the claim directly.  Similarly, if Dorinco is financially unable to pay its designated percentage of a particular claim, MetLife will be obligated to pay the entire amount of the claim.  Neither MetLife nor Dorinco will charge the Plan any administrative fees, commissions or other consideration as a result of the participation of Dorinco.  This joint insurance arrangement is not applicable to coverage for Hourly Employees employed by Michigan Operations, or their Dependents.

Accelerated Benefit Option (ABO) for Spouses/Domestic Partners Only

Under the Accelerated Benefit Option (ABO), if your Spouse/Domestic Partner has been diagnosed as terminally ill with 12 months or less to live, you may be eligible to receive up to 80 percent of your Spouse/Domestic Partner Dependent Life Insurance benefits  before your Spouse/Domestic Partner’s death if certain requirements are met.  Having access to life proceeds at this important time could help ease financial and emotional burdens.  In order to apply for ABO, your Spouse/Domestic Partner must be covered for at least $10,000 under the Dependent Life Insurance Plan.  You may receive an accelerated benefit of up to 80 percent (minimum $5,000) of the Spouse/Domestic Partner Dependent Life Insurance benefit.   An accelerated benefit is payable in a lump sum and can be elected only once.  The death benefit will be reduced by the amount of accelerated benefit paid.  Accelerated benefits are not permitted if you have assigned your life insurance benefit to another individual or to a trust.
The accelerated life insurance benefits are intended to qualify for favorable tax treatment under the Internal Revenue Code of 1986.  Tax laws relating to accelerated benefits are complex.  You are advised to consult with a qualified tax advisor.
Receipt of accelerated benefits may affect your eligibility, or that of your spouse/domestic partner or your family, for public assistance programs such as medical assistance (Medicaid), Aid to Families and Dependent Children (AFDC), Supplemental Security Income (SSI), and drug assistance programs.  You are advised to consult with social services agencies concerning the effect receipt of accelerated benefits will have on public assistance eligibility for you, your spouse/domestic partner or your family.  In the event your employment status changes in the future, and your life insurance coverage ends or is reduced, the amount of coverage you may be eligible to convert or port will be reduced by the amount of the accelerated benefit received.
If you would like to apply for the Accelerated Benefit Option, a claim form can be obtained from the HR Service Center at 1-877-623-8079 and must be completed and returned for evaluation and approval by MetLife.

Your Rights

You have certain rights under the Plan and are entitled to certain information by law.  Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, ERISA Enforcement section, Welfare Benefits section, The Company’s Right to Amend, Modify, and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section, and ERISA Information section at the end of this SPD.

Filing a Claim

See the Claims Procedures Appendix of this SPD.

Appealing a Denial of Claim

See the Claims Procedures Appendix of this SPD.

Fraud Against the Plan

Any Plan Participant who intentionally misrepresents information to the Plan or knowingly misinforms, deceives or misleads the Plan or knowingly withholds relevant information may have his/her coverage cancelled retroactively to the date deemed appropriate by the Plan Administrator.  Further, such Plan Participant may be required to reimburse the Plan for Claims paid by the Plan.  The employer may determine that termination of employment is appropriate and the employer and/or the Plan may choose to pursue civil and/or criminal action.  The Plan Administrator may determine that the Participant is no longer eligible for coverage under the Plan because of his or her actions.

Grievance Procedure

If you want to appeal the denial of a claim for benefits, see the Claims Procedures Appendix of this SPD.
If you feel that anyone is discriminating against you for exercising your rights under these Plans, or if you feel that someone has interfered with the attainment of any right to which you feel you are entitled under these Plans, or if you feel that the Plan Administrator has denied you any right you feel that you have under these Plans, you must notify the Plan Administrator (listed in the “ERISA Information” section of this SPD) in writing within 120 days of the date of the alleged wrongdoing.  The Plan Administrator will investigate the allegation and respond to you in writing within 120 days.  If the Plan Administrator determines that your allegation has merit, the Plan Administrator will either correct the wrong (if it was the Plan which did the wrong), or will make a recommendation to the Participating Employer if any of them have been alleged to be responsible for the wrongdoing.  If the Plan Administrator determines that your allegation is without merit, you may appeal the Plan Administrator’s decision.  You must submit written notice of your appeal to the Plan Administrator within 60 days of receipt of the Plan Administrator’s decision.  Your appeal will be reviewed and you will receive a written response within 60 days, unless special circumstances require an extension of time.  The Plan Administrator will give you written notice and reason for the extension.   In no event should the decision take longer than 120 days after receipt of your appeal.  If you are not satisfied with the Plan Administrator’s response to your appeal, you may file suit in court.   If you file a lawsuit, you must do so within 120 days from the date of the Plan Administrator’s written response to your appeal.  Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit

Your Legal Rights

When you are a participant in the Company-Paid, Employee-Paid or Dependent Life Insurance Plans, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). This law requires that all Plan participants must be able to:

•
Examine, without charge, at the Plan Administrator’s office and at other specified locations, the Plan Documents and the latest annual reports filed with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

•	Obtain, upon written request to the Plan Administrator, copies of the Plan Documents and Summary Plan Descriptions. The Administrator may charge a reasonable fee for the copies.
•	Receive a summary of each Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

In addition to creating rights for you and all other Plan Participants, ERISA imposes duties on the people who are responsible for operating an employee benefit plan.  The people who operate the Plans, called “fiduciaries” of the Plans, have a duty to act prudently and in the interest of you and other Plan Participants and beneficiaries.
No one, including your employer or any other person, may discharge you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit, or from exercising your rights under ERISA. If you have a claim for benefits that is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps you can take to enforce the legal rights described above.  For instance, if you request materials from one of the Plans and do not receive them within 30 days, you may file suit in a federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.  If you have a claim for benefits which is denied or ignored, in whole or in part, you must file a written appeal within the time period specified in the Plan’s Claims Procedures.  Failure to comply with the Plan’s claims procedures may significantly jeopardize your rights to benefits.  If you are not satisfied with the final appellate decision, you may file suit in Federal court.  If you file a lawsuit, you must do so within 120 days from the date of the Claims Administrator’s or the Plan Administrator’s final written decision (or the deadline the Claims Administrator or Plan Administrator had to notify you of a decision).  Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.  The court will decide who should pay court costs and legal fees.  If you are successful the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
If it should happen that plan fiduciaries misuse one of the Plan’s money, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. If you file a lawsuit, you must do so within 120 days from the date of the alleged misuse.  Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.
If you feel that anyone is discriminating against you for exercising your rights under this benefit plan, or if you feel that someone has interfered with the attainment of any right to which you feel you are entitled under any of the Plans, you must notify the Plan Administrator listed in the “ERISA Information” section of this SPD in writing within 120 days of the date of the alleged wrongdoing.  The Plan Administrator will investigate the allegation and respond to you in writing within 120 days.  If the Plan Administrator determines that your allegation has merit, the Plan Administrator will either correct the wrong, if it was the Plan which did the wrong, or will make a recommendation to the Plan Sponsor or Participating Employer if any of them have been alleged to be responsible for the wrongdoing.  If the Plan Administrator determines that your allegation is without merit, you may appeal the Plan Administrator’s decision.   You must submit written notice of your appeal to the Plan Administrator within 60 days of receipt of the Plan Administrator’s decision.  Your appeal will be reviewed and you will receive a written response within 60 days.  If you are not satisfied with the Plan Administrator’s response to your appeal, you may file suit in Federal court.   If you file a lawsuit, you must do so within 120 days from the date of the Plan Administrator’s written response to your appeal.  Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.
If you have any questions about the Program, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Plan Administrator’s Discretion

The Plan Administrator is a fiduciary to the Programs.  Except for the duties reserved to the Claims Administrator, the Plan Administrator has the full and complete discretion to interpret and construe all of the provisions of the Programs.  Such interpretation of the provisions of the Programs shall be final, conclusive, and binding.  The Plan Administrator also has the full and complete discretion to make findings of fact.  Except for the duties reserved to the Claims Administrator, the Plan Administrator has the full authority to apply those findings of fact to the provisions of the Programs.  All findings of fact made by the Plan Administrator shall be final, conclusive and binding.  For a detailed description of the Plan Administrator’s authority, see the Plan Document for the applicable Program.  For information about the Claims Administrator’s discretion, see Claims Procedures Appendix.

Welfare Benefits

Welfare benefits, such as the Company-Paid Life Insurance Plan, Employee-Paid Life Insurance Plan and Dependent Life Insurance Plan, are not required to be guaranteed by a government agency.

Amendment, Modification, or Termination of the Programs

The Company reserves the right to amend, modify, or terminate the Programs at any time at its sole discretion.   The procedures for amending, modifying or terminating the Programs are contained in the Plan Document for the respective Program.

Disposition of Plan Assets if the Plans are Terminated

The Company may terminate any of the Programs or Plans at any time at its sole discretion.   If the Company terminates a Plan, the assets of the Plan, if any, shall not be used by the Company, but may be used in any of the following ways:

1)	to provide benefits for Participants of the applicable Program in accordance with the applicable Program, and/or
2)	to pay third parties to provide such benefits, and/or
3)	to pay expenses of the applicable Program and/or the Trust holding the applicable Program's assets, and/or
4)	To provide cash for Participants, as long as the cash is not provided disproportionately to officers, shareholders, or Highly Compensated Employees.

Class Action Lawsuits

Legal actions against the Plan must be filed in U.S. federal court.  Class action lawsuits must be filed either 1) in the jurisdiction in which the Plan is administered (Michigan) or 2) the jurisdiction in the United States of America where the largest number of putative members of the class action reside.  This provision does not waive the requirement to exhaust administrative remedies before the filing of a lawsuit.

For More Information

If you have questions, phone the HR Service Center at (989) 638-8757 or 877-623-8079. They can provide more details about this benefit Plan.

Important Note

 This booklet is the summary plan description (SPD) for The Dow Chemical Company Group Life Insurance Program’s Company-Paid Life Insurance Plan and The Dow Chemical Company Employee-Paid  and Dependent Life Insurance Program’s Employee-Paid Life Insurance Plan and Dependent Life Insurance Plan.  However, it is not all-inclusive and it is not intended to take the place of each Plan’s legal documents.  In case of conflict between this SPD and the applicable Plan Document, the applicable Plan Document will govern.
The Company reserves the right to amend, modify or terminate the Programs at any time at its sole discretion.  The procedures for amending each of the Programs are contained in the applicable Plan Document.
The Plan Documents can be made available for your review upon written request to the Plan Administrator (listed in the ERISA Information section of this Summary Plan Description).
This Summary Plan Description (SPD) and the benefits described do not constitute a contract of employment. Your employer retains the right to terminate your employment or otherwise deal with your employment as if this SPD and the Plans had never existed.

ERISA Information
The Dow Chemical Company Group Life Insurance Program’s
 Company-Paid Life Insurance Plan
(A Welfare Benefit Plan)

Plan Sponsor:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079

Employer Identification Number:	38-1285128

Plan Number:	507

Group Policy Number:	11700-G

Plan Administrator:	U.S. Health & Welfare Leader Employee Development Center Midland, MI 48674 1-877-623-8079

To Apply For a Benefit Contact:	See Claims Procedures Appendix to this SPD.

To Appeal a Benefit Determination, File with:	See Claims Procedures Appendix to this SPD.

To Serve Legal Process, File With:	General Counsel The Dow Chemical Company Corporate Legal Department 2030 Dow Center Midland, MI 48674

Claims Administration For Claims for Plan Benefits:	Metropolitan Life Insurance Company administers claims under a group policy issued to The Dow Chemical Company MetLife, Inc. Group Life Claims Oneida County Industrial Park Utica, NY 13504-6115

Plan Year:	The Program's fiscal records are kept on a plan year beginning January 1 and ending December 31.

Funding:
Dow pays the entire premium for the Programs.  Benefits are funded through a group insurance contract with MetLife, Inc The assets of the respective Program may be used at the discretion of the Plan Administrator to pay for any benefits provided under the respective Program, as the respective Program may be amended from time to time, as well as to pay for any expenses of the respective Program.  Such expenses may include, and are not limited to, consulting fees, actuarial fees, attorney fees, third party administrator fees and other administrative expenses.

ERISA Information
The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program’s
 Employee-Paid and Dependent Life Insurance Plans
(Welfare Benefit Plans)

Plan Sponsor:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079

Employer Identification Number:	38-1285128

Plan Number:	515

Group Policy Number:	11700-G

Plan Administrator:	U.S. Health & Welfare Leader The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079

To Apply For a Benefit Contact:	See Claims Procedures Appendix to this SPD.

To Appeal a Benefit Determination, File with:	See Claims Procedures Appendix to this SPD.

To Serve Legal Process, File With:	General Counsel The Dow Chemical Company Corporate Legal Department 2030 Dow Center Midland, MI 48674

Claims Administration For Claims for Plan Benefits:	Metropolitan Life Insurance Company administers claims under a group policy issued to The Dow Chemical Company. MetLife, Inc. Group Life Claims Oneida County Industrial Park Utica, NY 13504-6115

Plan Year:	The Program's fiscal records are kept on a plan year beginning January 1 and ending December 31.
Funding:
Employees pay the premiums. Benefits are funded through a group insurance contract with MetLife.  Any assets of the respective Program may be used at the discretion of the Plan Administrator to pay for any benefits provided under the respective Program, as the respective Program may be amended from time to time, as well as to pay for any expenses of the “Program”.  Such expenses may include, and are not limited to, consulting fees, actuarial fees, attorney fees, third party administrator fees, and other administrative expenses.

Joint Insurance Arrangement:
Dorinco and MetLife have entered an arrangement approved by the U.S. Department of Labor (DOL Advisory Opinion Letter 97-24A) in which if MetLife is insolvent, the entire life insurance benefit will be paid by Dorinco.   If Dorinco is insolvent, the entire life insurance benefit will be paid by Metropolitan. Dorinco’s address is:

Dorinco Reinsurance Company
1320 Waldo Avenue
Dorinco Building
Midland, MI  48642

CLAIMS PROCEDURES APPENDIX
For the Summary Plan Descriptions of the Life Insurance Plans Sponsored by
The Dow Chemical Company

You Must File a Claim in Accordance with These Claims Procedures

A “Claim” is a written request by a claimant for a Plan benefit or an Eligibility Determination.  There are two kinds of Claims:

A Claim for Plan Benefits is a request for benefits covered under the Plan.

An Eligibility Determination is a kind of Claim.  It is a request for a determination as to whether a claimant is eligible to be a Participant or covered Dependent under the Plan.

You must follow the claims procedures for either CLAIMS FOR PLAN BENEFITS or CLAIMS FOR AN ELIGIBILITY DETERMINATION, whichever applies to your situation.   See the applicable sections below entitled CLAIMS FOR PLAN BENEFITS and CLAIMS FOR ELIGIBILITY DETERMINATIONS.

Who Will Decide Whether to Approve or Deny My Claim?

The Program has more than one Claims Administrator.  Each of the Claims Administrators is a named fiduciary of the Program with respect to the respective types of Claims that they process.

Claims for an Eligibility Determination:  The initial determination is made by the Initial Claims Reviewer.  The Initial Claims Reviewer is the U.S. health and Welfare Leader for The Dow Chemical Company or his delegate. If you appeal, the appellate decision is made by the Appeals Administrator.   The Appeals Administrator is the Global Director of Benefits for The Dow Chemical Company.

Claims for a Plan Benefit:  The initial determination is made by the Initial Claims Reviewer.  The Initial Claims Reviewer is MetLife.  If you appeal, the appellate decision is made by the Appeals Administrator.   The Appeals Administrator is MetLife.

An Authorized Representative May Act on Your Behalf

An Authorized Representative may submit a Claim on behalf of a Plan Participant.  The Plan will recognize a person as a Plan Participant’s “Authorized Representative” if such person submits a notarized document signed by the Participant stating that the Authorized Representative is authorized to act on behalf of such Participant.  A court order stating that a person is authorized to submit Claims on behalf of a Participant will also be recognized by the Plan.

Authority of the Administrators and Your Rights Under ERISA

The Claims Administrators have the full, complete, and final discretion to interpret the provisions of the Plan and to make findings of fact in order to carry out their respective Claims decision-making responsibilities.
Interpretations and claims decisions by the Claims Administrators are final and binding on Participants (except to the extent the Initial Claims Reviewer is subject to review by the Appeals Administrator).   If you are not satisfied with an Appeals Administrator’s final appellate decision, you may file a civil action against the Plan under s. 502 of the Employee Retirement Income Security Act (ERISA) in a federal court.  If you file a lawsuit, you must do so within 120 days from the date of the Appeals Administrator’s final written decision.  Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

CLAIMS FOR PLAN BENEFITS

Information Required In Order to Be a “Claim”:

For Claims that are requests for Plan benefits, the claimant must complete a MetLife claims form.  Call the HR Service Center at 1-877/623-8079 to obtain a form.  (Retirees should call the Retiree Service Center to obtain a form at 1-800/344-0661).   In addition, you must attach a certified death certificate (must be certified by the government authority, as exhibited by a “raised seal” on the certificate).  You may request assistance from the U.S. Benefits Center (1-989/636-9556) if you need help completing the MetLife claims form.
Once you have completed the MetLife claims form, you must send it and the certified death certificate to:

U.S. Benefits Center
The Dow Chemical Company
Employee Development Center
Midland, MI  48674
Attention: Administrator for the life insurance plans

The U.S. Benefits Center will review and sign your completed MetLife claims form and forward the form and certified death certificate to:

Metropolitan Life Insurance Company
Group Life Claims
P.O. Box 6115
Utica, NY  13504-6115

CLAIMS FOR DETERMINATION OF ELIGIBILITY

Information Required In Order to Be a “Claim”:

For Claims that are requests for Eligibility Determinations, the Claims must be in writing and contain the following information:

•	State the name of the Employee, and also the name of the person (Employee, Spouse/Domestic Partner, Dependent child, as applicable) for whom the Eligibility Determination is being requested
•	Name the benefit plan for which the Eligibility Determination is being requested
•
If the Eligibility Determination is for the Employee’s Dependent, describe the relationship for whom an Eligibility Determination is being requested to the Employee (e.g. Spouse/Domestic Partner, child, etc.)

•	Provide documentation of such relationship (e.g. marriage certificate, Statement of Domestic Partnership, birth certificate, etc)

Claims for Eligibility Determinations must be filed with:

U.S. Health & Welfare Plans Leader
The Dow Chemical Company
Employee Development Center
Midland, MI  48674
Attention: Administrator for the life insurance plans
                (Eligibility Determination)

INITIAL DETERMINATIONS

If you submit a Claim for Plan Benefits or a Claim for Eligibility Determination to the applicable Initial Claims Reviewer, the applicable Initial Claim Reviewer will review your Claim and notify you of its decision to approve or deny your Claim.  Such notification will be provided to you in writing within a reasonable period, not to exceed 90 days of the date you submitted your claim; except that under special circumstances, the Initial Claims Reviewer may have up to an additional 90 days to provide you such written notification.  If the Initial Claims Reviewer needs such an extension, it will notify you prior to the expiration of the initial 90 day period, state the reason why such an extension is needed, and indicate when it will make its determination. If the applicable Initial Claims Reviewer denies the Claim, the written notification of the Claims decision will state the reason(s) why the Claim was denied and refer to the pertinent Plan provision(s). If the Claim was denied because you did not file a complete Claim or because the Initial Claims Reviewer needed additional information, the Claims decision will state that as the reason for denying the Claim and will explain why such information was necessary.

APPEALING THE INITIAL DETERMINATION

If the applicable Initial Claims Reviewer has denied your Claim for Plan Benefits or Claim for Eligibility Determination, you may appeal the decision.  If you appeal the Initial Claims Reviewer’s decision, you must do so in writing within 60 days of receipt of the Initial Claims Reviewer’s determination, assuming that there are no extenuating circumstances, as determined by the applicable Initial Claims Reviewer.  Your written appeal must include the following information:
•      Name of Employee
•	Name of Dependent or beneficiary, if the Dependent or beneficiary is the person who is appealing the Initial Claims Reviewer’s decision
•      Name of the benefit Plan
•      Reference to the Initial Determination
•      Explain reason why you are appealing the Initial Determination

Send appeals of Eligibility Determinations to:

Global Director of Benefits
The Dow Chemical Company
Employee Development Center
Midland, MI  48674
Attention: Administrator for the life insurance plans
    (Appeal of Eligibility Determination)

Send appeals of benefit denials to:

Metropolitan Life Insurance Company
Group Life Claims – The Dow Chemical Company
Oneida County Industrial Park
Utica, NY  13504-6115
Attention: Claims Administrator
    (Appellate Review)

You may submit any additional information to the applicable Appeals Administrator when you submit your request for appeal.  You may also request that the Appeals Administrator provide you copies of documents, records and other information that is relevant to your Claim, as determined by the applicable Appeals Administrator under applicable federal regulations.  Your request must be in writing.  Such information will be provided at no cost to you.
After the applicable Appeals Administrator receives your written request to appeal the initial determination, the Appeals Administrator will review your Claim.  Deference will not be given to the initial adverse decision, and the appellate reviewer will look at the Claim anew.  The person who will review your appeal will not be the same person as the person who made the initial decision to deny the Claim.  In addition, the person who is reviewing the appeal will not be a subordinate who reports to the person who made the initial decision to deny the Claim.  The Appeals Administrator will notify you in writing of its final decision.  Such notification will be provided within a reasonable period, not to exceed 60 days of the written request for appellate review, except that under special circumstances, the Appeals Administrator may have up to an additional 60 days to provide written notification of the final decision.  If the Appeals Administrator needs such an extension, it will notify you prior to the expiration of the initial 60 day period, state the reason why such an extension is needed, and indicate when it will make its determination.  If the Appeals Administrator determines that it does not have sufficient information to make a decision on the Claim prior to the expiration of the initial 60 day period, it will notify you.  It will describe any additional material or information necessary to submit to the Plan, and provide you with the deadline for submitting such information.  The initial 60 day time period for the Appeals Administrator to make a final written decision, plus the 60 day extension period (if applicable) are tolled from the date the notification of insufficiency is sent to you until the date on which it receives your response.  (“Tolled” means the “clock or time is stopped or suspended”.  In other words, the deadline for the Appeals

Administrator to make its decision is “put on hold” until it receives the requested information).  The tolling period ends when the Appeals Administrator receives your response, regardless of the adequacy of your response.
If the Appeals Administrator has determined to that its final decision is to deny your Claim, the written notification of the decision will state the reason(s) for the denial and refer to the pertinent Plan provision(s).

DEFINITIONS APPENDIX

See Plan Document for additional definitions.  A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

“Actively at Work” or “Active Work” means that you are performing all of the usual and customary duties of your job with the Participating Employer on a Full Time or Less-Than Full Time basis.  This must be done at:

a.	the Participating Employer’s place of business; or;
b.	an alternate place approved by the Participating Employer; or
c.	a place to which the Participating Employer’s business requires you to travel.

You will be deemed to be Actively at Work during weekends or Participating Employer approved vacations, holidays or business closures if you were Actively at Work on the last scheduled work day preceding such time off.

"Administrator" means either the Plan Administrator or the Claims Administrator.

“Appeals Administrator” with respect to reviewing an adverse Claim for Benefits, means MetLife.  The Appeals Administrator for reviewing an adverse Claim for an Eligibility Determination is the Global Director of Benefits for The Dow Chemical Company.

"Bargained-for Individual" or “Bargained-for Employee” means an Employee who is represented by a collective bargaining unit that is recognized by the Company or Participating Employer.  “Hourly Employee” and “Bargained-for Employee” have the same meaning.

"Claim" means a written request by a claimant for a plan benefit or an Eligibility Determination that contains at a minimum, the information described in the Claims Procedures Appendix of the applicable SPD.

"Claim for an Eligibility Determination" means a Claim requesting a determination as to whether a claimant is eligible to be a Participant under a Plan.

"Claim for a Plan Benefit" means a Claim requesting that the Plan pay for benefits covered under a Plan.

"Claims Administrator" means either the Initial Claims Reviewer or the Appeals Administrator, depending on the context of the sentence in which the term is used.

"Code" means the Internal Revenue code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

"Company" means The Dow Chemical Company, a corporation organized under the laws of Delaware.

“Disability Retirement” means disability retirement under the Morton International, Inc. Pension Plan for Collectively-Bargained Employees, or under Article G of Rider No. 2 of the Rohm and Haas Company Retirement Plan.

“Domestic Partner” means a person who is a member of a Domestic Partnership.

“Domestic Partnership” means two people claiming to be "domestic partners" who meet all of the following requirements of paragraph A, or the requirements of paragraph B:
A.
1.	the two people must have lived together for at least twelve (12) consecutive months immediately prior to receiving coverage for benefits under the Plan, and
2.	the two people are not Married to other persons either now, or at any time during the twelve month period, and

3.
during the twelve month period, and now, the two people have been and are each other's sole domestic partner in a committed relationship similar to a legal Marriage relationship and with the intent to remain in the relationship indefinitely, and

4.	each of the two people must be legally competent and able to enter into a contract, and
5.	the two people are not related to each other in a way which would prohibit legal Marriage between opposite sex individuals, and
6.	in entering the relationship with each other, neither of the two people are acting fraudulently or under duress, and
7.	during the twelve month period and now, the two people have been and are financially interdependent with each other, and
8.	each of the two people have signed a statement acceptable to the Plan Administrator and have provided it to the Plan Administrator.

B.
1.
Evidence satisfactory to the Plan Administrator is provided that the two people are registered as domestic partners, or partners in a civil union in a state or municipality or country that legally recognizes such domestic partnerships or civil unions, and

2.	each of the two people have signed a statement acceptable to the Plan
Administrator and have provided it to the Plan Administrator.

"Dow" means a Participating Employer or collectively, the Participating Employers, as determined by the context of the sentence in which it is used, as such is interpreted by the Plan Administrator or his delegee.

“Employee” means a person who:
a.
is employed by a Participating Employer to perform personal services in an employer-employee relationship which is subject to taxation under the Federal Insurance Contribution Act or similar federal statute; and

b.	receives payment for services performed for the Participating Employer directly from the Company’s U.S. Payroll Department, or another Participating Employer’s U.S. Payroll Department; and
c.
is either a Salaried individual who is classified by the Participating Employer as having “regular full-time status or “less-than-full-time status’, or a Bargained-for individual who is classified by the Participating Employer as having “regular full –time active status”, and

d.	if Localized, is Localized in the U.S., and
e.	if on an international assignment, is either a U.S. citizen or Localized in the U.S.

The definition of “Employee” does not include an individual who performs services for the benefit of a Participating Employer if his compensation is paid by an entity or source other than the Company’s U.S. Payroll Department or another Participating Employer’s U.S. Payroll Department.  Further, the definition of “Employee” does not include any individual who is characterized by the Participating Employer as an independent contractor, contingent worker, consultant, contractor, or similar term.  These individuals are not “Employees” (with a capital “E”) for purposes of the Plan even if such an individual is determined by a court or regulatory agency to be a “common law employee” of a Participating Employer.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Full-Time” Employee means an Employee who has been classified by a Participating Employer as having “full-time” status.

"Hourly Employee" means an Employee who is represented by a collective bargaining unit that is recognized by the Company or Participating Employer.  “Hourly Employee” and “Bargained-for Employee” have the same meaning.

“Initial Claims Reviewer” with respect to deciding Claims for Plan Benefits is MetLife.  With respect to deciding a Claim for an Eligibility Determination, the Initial Claims Reviewer is the U.S. Health and Welfare Leader.

“Less-Than-Full-Time” Employee means an Employee who has been approved by a Participating Employer to work 20 to 39 hours per week and is classified by a Participating Employer as having “Less-Than-Full-Time Status”.

“Localized” means that a Participating Employer has made a determination that an Employee is permanently relocated to a particular country, and the Employee has accepted such determination.  For example, a Malaysian national is “Localized” to the U.S. when a Participating Employer has determined that such Employee is permanently relocated to the U.S., and such Employee has accepted such determination.

"Married" or "Marriage" means a legally valid marriage between a man and a woman recognized by the state in which the man and the woman reside.

“MetLife” means Metropolitan Life Insurance Company.

"Participating Employer" means the Company or any other corporation or business entity the Company authorizes to participate in the Program with respect to its Employees. Notwithstanding anything to the contrary, a “Participating Employer” is only a “Participating Employer” while it is a member of the Controlled Group. If the entity ceases to be a member of the Controlled Group, then the entity ceases to be a “Participating Employer” on the date it is no longer a member of the “Controlled Group”. “Controlled Group” is with respect to The Dow Chemical Company, and means a controlled group of corporations or entities within the meaning of section 414(b) or section 414(c) of the Code.

“Plan” means either the Company-Paid Life Insurance Plan (for Salaried and Certain Bargained for Employees), which is a component of The Dow Chemical Company Group Life Insurance Program (ERISA Plan #507); or the Employee-Paid Life Insurance Plan or the Dependent Life Insurance Plan, which are components of The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program (ERISA Plan #515); whichever the case may be.

“Plan Administrator” means each of the Vice President of Compensation and Benefits, the Global Director of Benefits, the U.S. Health and Welfare Leader, and such other person, group of persons or entity  which may be designated by the Plan Sponsor in accordance with the Plan Document.

"Plan Document" means either the plan document for The Dow Chemical Company Group Life Insurance Program or The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program, whichever the case may be.

"Program" means either The Dow Chemical Company Group Life Insurance Program (ERISA Plan #507) or The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program (ERISA Plan #515), whichever the case may be.

"Program Year" means the 12-consecutive-month period ending each December 31.

 “Regular” Employee is an Employee who is classified by the Employer as “regular.”

"Retire" or "Retirement" means when an active Employee who is age 50 or older with 10 or more years of Service terminates employment with a Participating Employer who is also a “Retiree”.

"Retiree" means an Employee who is age 50 or older with 10 or more years of Service when his employment terminated with a Participating Employer and is eligible to receive a pension under the Dow Employees’ Pension Plan and was a Participant in the Program on the day preceding Retirement.  An Employee who is receiving, or has received a benefit, under the 1993 Special Separation Payment Plan who is 50 or older at the time he leaves active employment with Dow, regardless of years of Service, is also a "Retiree".

“Retiree” also means an Employee who is age 50 or older with 10 or more years of Service when his employment terminated with a Participating Employer, terminated employment with the Participating Employer on or after February 6, 2003, is eligible to receive a pension under the terms of the Union Carbide Employees’ Pension Plan, and was a Participant in the Program on the day preceding termination of employment with the Participating Employer.

“Retiree” also means an Employee who was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan, terminated employment with Dow Chemical Canada Inc. on or after October 1, 2003 at age 50 or older with 10 or more years of Service, is eligible to receive a pension from the pension plan sponsored by Dow Chemical Canada Inc., and signed a waiver of all his rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between himself and The Dow Chemical Company.

“Rohm and Haas Company” means the “participating employer” as defined under the Rohm and Haas Company Health and Welfare Plan.

"Salaried" means an individual who is not represented by a collective bargaining unit.

“Service” means:
With respect to a Retiree who is eligible to receive a pension from the Dow Employees’ Pension Plan, "Service" means either Eligibility Service" or "Credited Service" recognized under the Dow Employees' Pension Plan, whichever is greater.   With respect to a Retiree who is eligible to receive a pension from the Union Carbide Employees’ Pension Plan, “Service” means “Eligibility Service” or “Credited Service” recognized under the Union Carbide Employees’ Pension Plan, whichever is greater.

"Spouse" means a person who is Married to the Employee.

“SPD” means the Summary Plan Description.